As filed with the Securities and Exchange Commission on January 23, 2004

                              Registration No. 333-
                                               --------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           MOLLER INTERNATIONAL, INC.
                -------------------------------------------------
               (Exact name of issuer as specified in its charter)


           California                                          68-0006075
  -------------------------------                          ------------------
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)


          1222 Research Park Drive, Davis, CA               95616
       ----------------------------------------------     ---------
        (Address of Principal Executive Offices)          (Zip Code)


              2004 Stock, Option and Restricted Stock Benefit Plan
              ----------------------------------------------------
                            (Full title of the Plan)


                                 Paul S. Moller
                            1222 Research Park Drive
                                 Davis, CA 95616
                     ---------------------------------------
                     (Name and address of agent for service)

                                 with copies to:
                             Craig Christensen, Esq.
                         3017 Douglas Blvd., Suite 300
                              Roseville, CA 95661




Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
 Title of                               Maximum       Maximum
 securities           Amount            Offering      aggregate      Amount of
 to be                to be             price per     offering      registration
 registered       registered(1)(2)      share          price            fee
--------------------------------------------------------------------------------

 Common Stock,      7,500,000           $1.40       $10,500,000      $849.45
 no par value

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(1) Represents the maximum number of shares that may be issued under the above-named Benefit Plan, including shares issued pursuant to the exercise of options issued under the Plan.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         [X] Yes         [ ] No


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

                                    PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 and filed pursuant to Section 15(d) of the 1934 Act.

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 and filed pursuant to Section 15(d) of the 1934 Act;

(c) The Company's Registration Statement on Form 10-SB12G filed September 21, 2001 and last amended August 14, 2002;

(d) The description of our common stock, $.0001 par value, from our Registration Statement on Form 10-SB12G;

(e) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.


Item 5. Interest of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

     Our Articles of Incorporation and bylaws contain provisions permitted by the California Corporations Code that limit the liability of directors and executive officers in certain instances, and permit the company to indemnify such directors and officers against liabilities arising out of their service in such capacities. Such limitation does not affect liability for any breach of a director's duty to us or to our stockholders that involves intentional misconduct, fraud or a knowing violation of law. We are permitted to enter into a formal indemnification agreement with each director and executive officer, but to date have not done so.



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

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.


Item 8. Exhibits.

 Number    Description
 ------    -----------
  4.1      Moller International, Inc. 2004 Stock Benefit Plan

  5.1      Consent and Opinion of Craig L. Christensen, Attorney at Law

 23.1      Consent of Vavrinek, Trine, Day & Co., LLP


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and



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

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such


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

report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Davis, State of California on January 23, 2004.

                                    MOLLER INTERNATIONAL, INC.

                                    By:

                                    /s/ Paul S. Moller
                                    ----------------------------
                                    Paul S. Moller
                                    President, Chief Executive Officer
                                    and Director



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

Each person whose signature appears below hereby constitutes and appoints Paul
S. Moller his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commiission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                                  Date
      ---------                                  ----

/s/ Paul S. Moller                             January 23, 2004
----------------------------
President, CEO, Acting Chief
Financial Officer and Director


/s/ A. Gordon Vette                            January 23, 2004
----------------------------
Director


/s/ Faulkner White                             January 23, 2004
----------------------------
Director


/s/ Umesh Khimji                               January 23, 2004
----------------------------
Director


/s/ Monty Lee                                  January 23, 2004
----------------------------
Director


/s/ Elliott Axelband                           January 23, 2004
---------------------------
Director



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